Exhibit 10.1

Pro-Forma Financial Statements

Unaudited Pro-Forma Balance Sheet at September 30, 2016

	Actual September 30, 2016	Adjustments	Pro-Forma September 30, 2013
Assets
Current assets:
Cash	$1,478	$(1,314)	$164
Accounts receivable, net	12,767	(12,767)	—
TOTAL ASSETS	$14,245	$(14,081)	$164

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$41,355	$(39,803)	$1,552
Total liabilities	41,355	(39,803)	1,552

Commitments and Contingencies

Stockholders’ deficit:
Common stock, $0.001 par value	—	—	—
Additional paid-in capital	12,083,676	15,585,462	3,501,786
Accumulated deficit	(12,056,566)	(15,559,739)	(3,503,174)
Total stockholders’ deficit	(27,110)	25,723	(1,388)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$14,245	$(14,080)	$164

Unaudited Pro-Forma Statement of Operations for the three-month period ended September 30, 2016

	For the Three-Months Ended
	Actual September 30, 2016	Adjustments	Pro-Forma September 30, 2016

Sales, net	$21,722	$(21,722)	$—

Costs of goods sold	5,279	(5,279)	—

Gross profit	16,443	(16,443)	—

Expenses:
Selling, general and administrative expenses	26,662	(26,662)	—
Total Operating expenses	26,662	(26,662)	—
Operating income	(10,219)	10,219	—

Other income (expense), net:
Interest expense	(10,219)	10,219	—
Total other income (expense), net	—	—	—
Income (loss) before income taxes	(10,219)	10,219	—
Income taxes	—	—	—
Net loss	$(10,219)	$10,219	$—

Basic and diluted earnings (loss) per share	$0.00	$0.00	$0.00

Basic and diluted weighted average number shares outstanding	4,655,338	4,655,338	4,655,338

Unaudited Pro-Forma Statement of Operations for the nine-month period ended September 30, 2016

	For the Nine-Month Period Ended
	Actual September 30, 2016	Adjustments	Pro-Forma September 30, 2016

Sales, net	$62,174	$(62,174)	$—

Costs of goods sold	14,835	(14,835)	—

Gross profit	47,339	(47,339)	—

Expenses:
Selling, general and administrative expenses	100,627	(100,627)	—
Total Operating expenses	100,627	(100,627)	—
Operating income	(53,288)	53,288	—

Other income (expense), net:
Interest expense	4,002	(4,002)	—
Total other income (expense), net	4,002	(4,002)	—
Income (loss) before income taxes	(49,286)	49,286	—
Income taxes	—	—	—
Net loss	$(49,286)	$49,286	$—

Basic and diluted earnings (loss) per share	$(0.01)	$(0.01)	$—

Basic and diluted weighted average number shares outstanding	4,655,338	4,655,338	4,655,338